Calculation of Filing Fee Tables
S-8
GRID DYNAMICS HOLDINGS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	457(a)	3,500,000	$ 6.70	$ 23,450,000.00	0.0001381	$ 3,238.44
Total Offering Amounts:						$ 23,450,000.00		$ 3,238.44
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,238.44
Offering Note
[1]	(A) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 to which this exhibit relates also registers an indeterminable number of additional shares of common stock of Grid Dynamics Holdings, Inc., par value $0.0001 per share ("Common Stock"), as may hereafter be offered or issued under the Grid Dynamics Holdings, Inc. 2020 Equity Incentive Plan (as may be amended or restated from time to time, the "Plan") to prevent dilution resulting from any future stock splits, stock dividends or similar adjustments of the outstanding Common Stock. (B) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices per share of Common Stock of $6.70 on February 27, 2026, as reported on the Nasdaq Global Select Market. (C) Represents the additional 3,500,000 shares of Common Stock reserved and available for issuance under the Plan as of December 23, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A